                                                                       EXHIBIT 8


            FORM OF OPINION OF GUNDERSON DETTMER STOUGH VILLENEUVE
                           FRANKLIN & HACHIGIAN, LLP

                                January __, 1997



Knowledge Adventure, Inc.
1311 Grand Central Avenue
Glendale, CA 91201

Ladies and Gentlemen:

          This opinion is being delivered to you pursuant to Section 5.2(d)(i) of the Agreement and Plan of Reorganization (the "Agreement") among CUC International, Inc., a Delaware corporation ("CUC"), its wholly owned subsidiary, KA Acquisition Corp., a Delaware corporation ("Sub") and Knowledge Adventure, Inc., a Delaware corporation ("Knowledge Adventure"), dated as of October 11, 1996, as amended by Amendment No. 1 to Agreement and Plan of Merger dated December 20, 1996 (the "Agreement"). Pursuant to the Agreement and the related Certificate of Merger (collectively, the "Merger Agreements"), Sub will merge with and into Knowledge Adventure (the "Merger"), and Knowledge Adventure will become a wholly owned subsidiary of CUC.

          Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Merger Agreements. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

          We have acted as legal counsel to Knowledge Adventure in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined (or will examine on or prior to the Effective Time) and are relying (or will rely) upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto):

          1.  The Merger Agreements (including Exhibits);

          2. Representations made to us by CUC and Sub in a letter reproduced as Exhibit A hereto;

          3. Representations made to us by Knowledge Adventure in a letter reproduced as Exhibit B hereto;

          4. Representations made to us by certain shareholders of Knowledge Adventure in the Affiliates and Continuity of Interest Certificates;

Knowledge Adventure, Inc.
January __, 1997
Page 2


          5. The Registration Statement on Form S-4 (No. 333-18717) filed by CUC with the Securities and Exchange Commission (the "Commission") on December 24, 1996 and amended by Amendment No. 1 thereto filed with the Commission on January __, 1997 (the "Registration Statement"); and

          6. Such other instruments and documents related to the formation, organization and operation of CUC, Knowledge Adventure and Sub or to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

          In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that:

          A. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;

          B. Any representation or statement made "to the best knowledge of" or otherwise similarly qualified is correct without such qualification. As to all matters in which a person or entity making a representation has represented that such person or entity either is not a party to, does not have, or is not aware of any plan, intention, understanding or agreement to take an action, there is in fact no plan, intention, understanding or agreement and such action will not be taken;

          C. The Merger will be consummated pursuant to the Merger Agreements and will be effective under the laws of the state of Delaware;

          D. The shareholders of Knowledge Adventure do not, and will not on or before the Effective Time, have an existing plan or intent to dispose of an amount of CUC Common Stock to be received in the Merger (or to dispose of Knowledge Adventure capital stock in anticipation of the Merger) such that the shareholders of Knowledge Adventure will not receive and retain a meaningful continuing equity ownership in CUC that is sufficient to satisfy the continuity of interest requirement as specified in Treas. Reg. (S)1.368-1(b) and as interpreted in certain Internal Revenue Service rulings and federal judicial decisions;

Knowledge Adventure, Inc.
January __, 1997
Page 3


          E. After the Merger, Knowledge Adventure will hold "substantially all" of its and Sub's properties within the meaning of Section 368(a)(2)(E)(i) of the Code and the regulations promulgated thereunder and will continue its historic business or use a significant portion of its historic business assets in a business;

          F. To the extent any expenses relating to the Merger (or the "plan of reorganization" within the meaning of Treas. Reg. (S)1.368-1(c) with respect to the Merger) are funded directly or indirectly by a party other than the incurring party, such expenses will be within the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187; any such expenses paid on behalf of Knowledge Adventure shareholders will not exceed one percent (1%) of the total consideration that will be issued in the Merger to Knowledge Adventure shareholders in exchange for their shares of Knowledge Adventure capital stock; and

          G. No Knowledge Adventure shareholder guaranteed any Knowledge Adventure indebtedness outstanding during the period immediately prior to the Merger, and at all relevant times, including as of the Effective Time, (i) no outstanding indebtedness of Knowledge Adventure, CUC or Sub has or will represent equity for tax purposes; (ii) no outstanding equity of Knowledge Adventure, CUC or Sub has or will represent indebtedness for tax purposes; and
(iii) no outstanding security, instrument, agreement or arrangement that provides for, contains, or represents either a right to acquire Knowledge Adventure capital stock or to share in the appreciation thereof constitutes or will constitute "stock" for purposes of Section 368(c) of the Code.

          Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that, for federal income tax purposes, the Merger will be a "reorganization" as defined in Section 368(a) of the Code.

          In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

          1. This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive

Knowledge Adventure, Inc.
January __, 1997
Page 4


basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

          2. This opinion addresses only the classification of the Merger as a reorganization under Section 368(a) of the Code, and does not address any other federal, state, local or foreign tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger). In particular, we express no opinion regarding,
(i) whether and the extent to which any Knowledge Adventure shareholder who has provided or will provide services to Knowledge Adventure, CUC or Sub will have compensation income under any provision of the Code; (ii) the effects of such compensation income, including but not limited to the effect upon the basis and holding period of the CUC Common Stock received by any such shareholder in the Merger; (iii) the potential application of the "golden parachute" provisions (Sections 280G, 3121(v)(2) and 4999) of the Code, the alternative minimum tax provisions (Sections 55, 56 and 57) of the Code or Sections 305, 306, 357, 424, and 708, or the regulations promulgated thereunder; (iv) the corporate level tax consequences of the Merger to CUC, Sub or Knowledge Adventure, including without limitation the recognition of any income or gain and the survival and/or availability, after the Merger, of any of the federal income tax attributes or elections of Knowledge Adventure, after application of any provision of the Code, as well as the regulations promulgated thereunder and judicial interpretations thereof; (v) the basis of any equity interest in Knowledge Adventure acquired by CUC in the Merger; (vi) the tax consequences of any transaction in which Knowledge Adventure capital stock or a right to acquire Knowledge Adventure capital stock was received; (vii) the tax consequences to any Knowledge Adventure shareholder or to Knowledge Adventure, CUC or Sub of a forfeiture to CUC of all or any part of the Escrow Parent Company stock; and
(viii) the tax consequences of the Merger (including the opinion set forth above) or any actions taken in connection therewith (including, without limitation, the conversion of Knowledge Adventure Preferred Stock into Knowledge Adventure Common Stock) as applied to shareholders of Knowledge Adventure and/or holders of options or warrants for Knowledge Adventure capital stock or that may be relevant to particular classes of Knowledge Adventure shareholders and/or holders of options or warrants for Knowledge Adventure capital stock such as dealers in securities, corporate shareholders subject to the alternative minimum tax, foreign persons, and holders of shares acquired upon exercise of stock options or in other compensatory transactions.

          3. No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreements or to any transaction whatsoever, including the Merger, if all

Knowledge Adventure, Inc.
January __, 1997
Page 5

the transactions described in the Merger Agreements are not consummated in accordance with the terms of such Merger Agreements and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

          4. This opinion has been delivered to you for the purpose of satisfying the condition set forth in Section 5.2(d)(i) of the Agreement and is intended solely for your benefit; it may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the captions "Legal Matters" and "Certain Federal Income Tax Consequences." This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933.

                                     Very truly yours,



                                     GUNDERSON DETTMER STOUGH
                                     VILLENEUVE FRANKLIN & HACHIGIAN, LLP

                                                                       Exhibit A



                             CUC International Inc.
                               707 Summer Street
                               Stamford, CT 06901

                         [Insert Date of Closing], 1997


Gunderson Dettmer Stough
Villeneuve Franklin & Hachigian, LLP
155 Constitution Drive
Menlo Park, CA  94025


          Re: Merger pursuant to the Agreement and Plan of Merger (the "Agreement"), dated October 11, 1996, as amended by Amendment No. 1 dated December 20, 1996, among KA Acquisition Corp., a Delaware corporation ("Sub"), CUC International Inc., a Delaware corporation ("Parent"), and Knowledge Adventure, Inc., a Delaware corporation ("Target")

Ladies and Gentlemen:


          This letter is supplied to you in connection with your rendering of opinions pursuant to Section 5.2(d)(i) of the Agreement regarding certain federal income tax consequences of the Merger. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Agreement.

     A.  Representations.  After due inquiry and investigation regarding the
         ---------------
meaning of and factual support for the following representations, the undersigned hereby certify and represent that, assuming the Merger were to occur on the date hereof and without waiver of the conditions set forth in Section 5.3(f) of the Agreement, the following facts are now true and will continue to be true as of the Effective Time (as defined in Section 1.2 of the Agreement):

          1. Pursuant to the Merger, Sub will merge with and into Target, and Target will acquire all of the assets and liabilities of Sub. Either (i) at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Target immediately prior to the Merger will continue to be held by Target immediately after the Merger or (ii) except for assets used by Target to pay shareholders with respect to Dissenting Shares or to pay other expenses or liabilities incurred in connection with the Merger, all assets held by Target immediately prior to the Merger will continue to be held by Target immediately after the Merger. At least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Sub immediately prior to the Merger will be held by Target immediately after the Merger. For the purpose of determining the percentage of Target's and Sub's net and gross assets held by Target immediately following the Merger, the following assets will be treated as property held by Target or Sub, as the case may be, immediately prior but not subsequent to the Merger:
(i) assets used by Target or Sub to pay shareholders with respect to Dissenting Shares or to pay other expenses or liabilities incurred in connection with the Merger, and (ii) assets used to make distribution, redemption or other payments in respect of Target capital stock (except for regular, normal distributions) or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or related thereto.;

          2. Parent is participating in the Merger for good and valid business reasons and not for tax purposes;

          3. Prior to the Merger, Parent will be in "Control" of Sub. As used herein, "Control" of a corporation shall consist of direct ownership of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own voting stock if rights to vote such stock (or to restrict or otherwise control the voting of such stock) are held by a third party (including a voting trust) other than an agent of such person;

          4. Parent has no plan or intention to cause Target to issue additional shares of stock after the Merger that would result in Parent losing Control of Target;

          5. Other than with respect to (i) the possible acquisition of shares held by Target employees pursuant to a surrender of such shares to Parent as part or full payment for the exercise price of options granted under the Company Plans, and (ii) the possible reacquisition of Escrowed Parent Common Stock pursuant to the provisions of the Escrow Agreement attached as Exhibit D to the Agreement, Parent has no plan or intention to reacquire any of the Parent Common stock issued pursuant to the Merger;

          6. Except for transfers described in both Section 368(a)(2)(C) of the Code and Treasury Regulation Section 1.368-2(j)(4) ("Permissible Transfers"), Parent has no plan or intention to take any of the following actions: (i) liquidate Target; (ii) except for the Merger, merge Target with or into another corporation including Parent or its affiliates; (iii) sell, distribute or otherwise dispose of the capital stock of Target; or (iv) cause Target to sell or otherwise dispose of any of its assets or of any of the assets acquired from Sub except for dispositions made in the ordinary course of business or payment of expenses incurred by Target pursuant to the Merger (including payments with respect to Dissenting Shares and fractional shares, if any);

          7. In the Merger, Sub will have no liabilities assumed by Target and will not transfer to Target any assets subject to liabilities, except to the extent incurred in connection with the transactions contemplated by the Agreement. Sub is a newly formed corporation that was created for the sole purpose of facilitating the Merger, and it has conducted no business activities and has not disposed of any assets prior to the Effective Time, other than pursuant to its obligations under the Agreement;

          8. Following the Merger, Target will either continue its historic business or use a significant portion of Target's historic business assets in a business; provided, however, that to the extent that the business or assets are subject to a Permissible Transfer, Parent will cause the transferee to continue the historic business of Target or use a significant portion of Target's assets in a business;

          9. Neither Parent nor any current or former subsidiary of Parent owns, or has owned during the past five (5) years, directly or indirectly, any shares of Target capital stock, or the right to acquire or vote any such shares;

          10. Neither Parent nor Sub is an investment company within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code;

          11. No shareholder of Target is acting as agent for Parent in connection with the Merger or approval thereof, and Parent will not reimburse any Target shareholder for Target capital stock such shareholder may have purchased or for other obligations such shareholder may have incurred;

          12. Neither Parent nor Sub is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

          13. Parent and Sub are not participating in any plan or arrangement (a "Plan") that would result in Target's shareholders engaging in a sale, exchange, transfer, distribution (including, without limitation, a distribution by a partnership to its partners or by a corporation to its stockholders), pledge, disposition or any other transaction which results in a reduction in the risk of ownership or a direct or indirect disposition (a "Sale") of shares of Parent Common Stock to be issued to such shareholders in the Merger, that would reduce ownership by shareholders of Target of Parent Common Stock issued to such shareholders to a number having an aggregate fair market value, as of the Effective Time, of less than fifty percent (50%) of the aggregate fair market value, immediately prior to the Merger, of all outstanding shares of Target capital stock. For purposes of this paragraph, shares of Target capital stock (or the portion thereof) (i) with respect to which a Target shareholder receives consideration in the Merger other than Parent Common Stock (including, without limitation, cash received with respect to Dissenting Shares or in lieu of fractional shares of Parent Common Stock), and/or (ii) with respect to which a Sale occurs prior to and in contemplation of the Merger (other than the conversion of Target Preferred Stock into Target Common Stock) shall be considered shares of outstanding Target capital stock exchanged for Parent Common Stock in the Merger and then disposed of pursuant to a Plan. Parent's and Sub's compliance with Sections 4.2, 4.3, 4.18 and 4.21 of the Agreement shall in no event constitute participation in a Plan for purposes of the foregoing;

          14. The payment of cash in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to Target shareholders in lieu of fractional shares of Parent Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to Target shareholders in exchange for their shares of Target capital stock;

          15. Except with respect to (i) payments of cash to Target shareholders in lieu of fractional shares of Parent Common Stock, (ii) payments of cash to Target shareholders with respect to Dissenting Shares, and (iii) shares of Target stock cancelled pursuant to Section 1.8(c) and Section 1.8(d) of the Agreement, one hundred percent (100%) of the Target capital stock outstanding immediately prior to the Merger will be exchanged solely for Parent Common Stock;

          16. The number of Target Dissenting Shares as of the Effective Time shall not exceed 9% of the then issued and outstanding Target shares of capital stock then outstanding (with each share of target Preferred Stock being converted into the number of shares of Target Common Stock into which such share of Target Preferred Stock may be converted);

          17. At the Effective Time, the fair market value of the Parent Common Stock received by each Target shareholder will be approximately equal to the fair market value of the Target capital stock surrendered in exchange therefor, and the aggregate consideration received by Target shareholders in exchange for their Target capital stock will be approximately equal to the fair market value of all of the outstanding shares of Target capital stock immediately prior to the Merger;

          18. No shares of Sub have been or will be used as consideration or issued to shareholders of Target pursuant to the Merger;

          19. The Escrow Agreement is being established for good and valid business reasons;

          20. The Escrowed Parent Common Stock will appear as issued and outstanding on the balance sheet of Parent;

          21. Sub, Parent, Target and the shareholders of Target will each pay separately its or their own expenses in connection with the Merger as contemplated by the Agreement, other than Target expenses solely and directly related to the Merger in accordance with Rev. Rul. 73-54, 1973-1 C.B. 187;

          22. There is no intercorporate indebtedness existing between Parent and Target or between Sub and Target that was issued at a discount (other than any indebtedness issued pursuant to the Loan Agreement), acquired at a discount (other than any indebtedness acquired pursuant to the Loan Agreement) or that will be settled at a discount as a result of the Merger;

          23. The terms of the Agreement and all other agreements entered into in connection therewith are the product of arm's-length negotiations;

          24. None of the compensation received by any shareholder-employees of Target will be separate consideration for, or allocable to, any of their shares of Target capital stock; none of the shares of Parent Common Stock received by any shareholder-employees of Target will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation paid to any shareholder-employees of Target will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services;

          25. Any amounts paid to Target shareholders that have perfected dissenters' rights shall be paid by Target, solely from Target's assets, and without reimbursement therefor by Parent or Sub;

          26. No "poison pill" or similar rights will be associated with the Parent Common Stock on or prior to the date of the Merger; and

          27. Parent and Sub are authorized to make all of the representations set forth herein.

     B.  Reliance by You in Rendering Opinions; Limitations on Your Opinions.
         --------------------------------------------------------------------

          1. The undersigned recognizes that (i) your opinions will be based on, among other things, certain assumptions and the representations and statements set forth herein, in the Agreement (including Exhibits and Schedules attached thereto) and in the documents related thereto, and the opinions may not be relied upon if any such assumptions, representations, or statements are not accurate in all material respects, and (ii) your opinions will be subject to certain stated limitations and qualifications.

          2. Notwithstanding anything herein to the contrary, the undersigned makes no representations regarding any actions or conduct of Target prior to the Effective Time.

          3. The undersigned recognize that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                              Very truly yours,

                              CUC INTERNATIONAL INC.,
                                a Delaware corporation

                              By:
                                 -----------------------------

                              Title:
                                    --------------------------

                              KA ACQUISITION CORP.,
                                a Delaware corporation

                              By:
                                 -----------------------------

                              Title:
                                    --------------------------

                                                                       Exhibit B

                           Knowledge Adventure, Inc.
                           1311 Grand Central Avenue
                               Glendale, CA 91201


                         [Insert Date of Closing], 1997


Gunderson Dettmer Stough
Villeneuve Franklin & Hachigian, LLP
155 Constitution Drive
Menlo Park, CA  94025


          Re: Merger pursuant to the Agreement and Plan of Merger (the "Agreement"), dated October 11, 1996, as amended by Amendment No. 1 dated December 20, 1996, among CUC International Inc., a Delaware corporation ("Parent"), KA Acquisition Corp., a Delaware corporation ("Sub"), and Knowledge Adventure, Inc., a Delaware corporation ("Target")
               -----------------------------------------------------------------

Ladies and Gentlemen:

          This letter is supplied to you in connection with your rendering of opinions pursuant to Section 5.2(d)(i) of the Agreement regarding certain federal income tax consequences of the Merger. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the
Agreement:

     A.  Representations.  After consulting with its counsel and auditors
         ---------------
regarding the meaning of and factual support for the following representations, the undersigned hereby certifies and represents that the following facts are now true and will continue to be true as of the Effective Time (as defined in Section 1.2 of the Agreement).

          1. Pursuant to the Merger, Sub will merge with and into Target, and Target will acquire all of the assets and liabilities of Sub. At least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Target immediately prior to the Merger will continue to be held by Target immediately after the Merger. For the purpose of determining the percentage of Target's net and gross assets held by it immediately following the Merger, the following assets will be treated as property held by Target immediately prior but not subsequent to the Merger: (i) assets disposed of by Target prior to or subsequent to the Merger and in contemplation thereof (including without limitation any asset disposed of by Target, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending on the Effective Time and beginning with the commencement of negotiations (whether formal or informal) with Parent regarding the Merger (the "Pre-Merger Period")), (ii) assets used by Target to pay shareholders with respect to Dissenting Shares or other expenses or liabilities incurred in connection with the Merger, and (iii) assets used to make distribution, redemption or other payments in respect of Target capital stock or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or related thereto;

          2. Target has made no transfer of any of its assets (including any distribution of assets with respect to, or in redemption of, stock) in contemplation of the Merger or during the Pre-Merger Period other than (i) in the ordinary course of business, (ii) cash paid to Target shareholders perfecting dissenters' rights, and (iii) payments for expenses incurred in connection with the Mergers;

          3. Target is participating in the Merger for good and valid business reasons and not for tax purposes;

          4. At the Effective Time, Target will have no outstanding equity interests other than shares of Target Common Stock, shares of Target Series A Preferred Stock, shares of Target Series B Preferred Stock, shares of Target Series C Preferred Stock, shares of Target Series D Preferred Stock, shares of Target Series E Preferred Stock, shares of Target Series F Preferred Stock and rights to acquire shares of Target Common Stock. At the time of the Merger, except as specified in, or disclosed in a schedule or exhibit to the Agreement, Target will have no outstanding warrants, options, or convertible securities nor any other type of right outstanding pursuant to which any person could acquire shares of Target capital stock or any other equity interest in Target;

          5. In the Merger, shares of Target capital stock representing "Control" of Target will be exchanged solely for voting stock of Parent; at the time of the Merger, there will exist no rights to acquire Target capital stock or to vote (or restrict or otherwise control the vote of) Target capital stock which, if exercised, could affect Parent's acquisition and retention of Control of Target. For purposes of this paragraph, shares of Target capital stock exchanged in the Merger for cash and other property (including, without limitation, cash paid to Target shareholders with respect to Dissenting Shares or in lieu of fractional shares of Parent Common Stock) will be treated as Target capital stock outstanding on the date of the Merger but not exchanged for voting stock of Parent. As used herein, "Control" of a corporation shall consist of ownership of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own voting stock if rights to vote such stock (or to restrict or otherwise control the voting of such stock) are held by a third party (including a voting trust) other than an agent of such person;

          6. Target has not declared any dividends on shares of Target Preferred Stock;

          7. The total fair market value of all consideration other than Parent Common Stock received by Target shareholders in the Merger (including, without limitation, cash paid to

Target shareholders with respect to Dissenting Shares or in lieu of fractional shares of Parent Common Stock) will be less than ten percent (10%) of the aggregate fair market value of Target capital stock outstanding immediately prior to the Merger;

          8. Target has no obligation, understanding, agreement or intention to issue additional shares of stock after the Merger that would result in Parent losing Control of Target;

          9. Target has no plan or intention to sell or otherwise dispose of any of its assets or of any of the assets acquired from Sub in the Merger, except for dispositions made in the ordinary course of business or the payment of expenses incurred by Target pursuant to the Merger (including payments made with respect to Dissenting Shares and fractional shares, if any);

          10. Target will continue to operate its historic business through the Effective Time, and it anticipates that Parent will cause Target to continue Target's historic business or use a significant portion of Target's historic business assets in a business following the Merger;

          11. The liabilities of Target have been incurred by Target in the ordinary course of its business;

          12. The fair market value of Target's assets will, on the Effective Time, exceed the aggregate liabilities of Target plus the amount of liabilities, if any, to which such assets are subject;

          13. Other than shares of Target capital stock or options to acquire Target capital stock issued as compensation to present or former service providers (including, without limitation, employees and directors) of Target in the ordinary course of business, no issuances of Target capital stock or rights to acquire Target capital stock have occurred or will occur during the Pre-Merger Period other than pursuant to options, warrants or agreements outstanding prior to the Pre-Merger Period;

          14. Cash or other property paid to employees of Target during the Pre-Merger Period has been or will be in the ordinary course of business or pursuant to agreements entered into prior to the Pre-Merger Period;

          15. Target is not and will not be, on the Effective Time, an investment company" within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code;

          16. Target is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368 (a)(3)(A) of the Code;

          17. After due inquiry with officers and directors, Target has no knowledge of, and believes that there does not exist, any plan or intention on the part of Target's shareholders (a "Plan") to engage in a sale, exchange, transfer, distribution (including, without limitation, a distribution by a partnership to its partners or by a corporation to its stockholders), pledge, disposition or any other transaction which results in a reduction in the risk of ownership or a direct or indirect disposition (a "Sale") of (i) shares of Parent Common Stock to be issued to such shareholders in the Merger, which shares would have an aggregate fair market value, as of the

Effective Time, in excess of fifty percent (50%) of the aggregate fair market value, immediately prior to the Merger, of all outstanding shares of Target capital stock (excluding all shares of Target capital stock acquired in anticipation of the Merger), or (ii) more than fifty percent (50%) of the shares of Parent Common Stock to be received in exchange for Target capital stock (excluding all shares of Target capital stock acquired in anticipation of the Merger) in the Merger. For purposes of this paragraph, shares of Target capital stock (or the portion thereof) (i) with respect to which a Target shareholder receives consideration in the Merger other than Parent Common Stock (including, without limitation, cash received with respect to Dissenting Shares or in lieu of fractional shares of Parent Common Stock) and/or (ii) with respect to which a Sale occurs prior to and in contemplation of the Merger (other than the conversion of Target Preferred Stock into Target Common Stock), shall be considered shares of outstanding Target capital stock exchanged for Parent Common Stock in the Merger and then disposed of pursuant to a Plan;

          18. The payment of cash in lieu of fractional shares of Parent is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to Target shareholders in lieu of fractional shares of Parent Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to Target shareholders in exchange for their shares of Target capital stock. The fractional share interests of each Target shareholder will be aggregated, and no Target shareholder will receive cash in an amount greater than the value of one full share of Parent Common Stock;

          19. Except with respect to (i) payments of cash to Target shareholders in lieu of fractional shares of Parent Common Stock, (ii) payments of cash to Target shareholders with respect to Dissenting Shares, and (iii) shares of Target stock cancelled pursuant to Section 1.8(c) and Section 1.8(d) of the Agreement, one hundred percent (100%) of the Target capital stock outstanding immediately prior to the Merger will be exchanged solely for Parent Common Stock. Thus, except as set forth in the preceding sentence, Target intends that no consideration be paid or received (directly or indirectly, actually or constructively) for Target capital stock other than Parent Common Stock;

          20. At the Effective Time, the fair market value of the Parent Common Stock received by each Target shareholder will be approximately equal to the fair market value of the Target capital stock surrendered in exchange therefor, and the aggregate consideration received by Target shareholders in exchange for their Target capital stock will be approximately equal to the fair market value of all of the outstanding shares of Target capital stock immediately prior to the Merger;

          21. No shares of Sub have been or will be used as consideration or issued to shareholders of Target pursuant to the Merger;

          22. The Escrow Agreement is being established for good and valid business reasons;

          23. Sub, Parent, Target and the shareholders of Target will each pay separately its or their own expenses in connection with the Merger as contemplated by the Agreement, other than Target expenses solely and directly related to the Merger in accordance with Rev. Rul. 73-54, 1973-1 C.B. 187;

          24. There is no intercorporate indebtedness existing between Parent and Target or between Sub and Target that was issued at a discount (other than any indebtedness issued pursuant to the Loan Agreement), acquired at a discount (other than any indebtedness issued pursuant to the Loan Agreement) or that will be settled at a discount as a result of the Merger, and Parent will assume no liabilities of Target or any Target shareholder in connection with the Merger;

          25. The terms of the Agreement and all other agreements entered into in connection therewith are the product of arm's length negotiations;

          26. None of the compensation received by any shareholder-employees of Target will be separate consideration for, or allocable to, any of their shares of Target capital stock; none of the shares of Parent Common Stock received by any shareholder-employees of Target will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation paid to any shareholder-employees of Target will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services;

          27. Any amounts paid to Target shareholders with respect to Dissenting Shares shall be paid by Target, solely from Target's assets, and without reimbursement therefor by Parent or Sub;

          28. No direct or indirect subsidiary of Target owns any shares of Target capital stock;

          29. No "poison pill" or similar rights will be associated with shares of Target capital stock on or prior to the date of the Merger;

          30. With respect to each instance, if any, in which shares of Target capital stock have been purchased by a shareholder of Parent (a "Shareholder") during the Pre-Merger Period (a "Stock Purchase"): (i) to the best knowledge of Target, (A) the Stock Purchase was made by such Shareholder on its own behalf and with its own funds, rather than as a representative, or for the benefit, of Parent, (B) the Stock Purchase was entered into solely to satisfy the separate interests of such Shareholder and the seller, and (C) the purchase price paid by such Shareholder pursuant to the Stock Purchase was the product of arm's length negotiations; and (ii) the Stock Purchase was not a formal or informal condition to consummation of the Merger; and

          31. Target is authorized to make all of the representations set forth herein.

     B.  Reliance by You in Rendering Opinions; Limitations on Your Opinions.
         --------------------------------------------------------------------
          The undersigned recognizes that (i) your opinions will be based on, among other things, certain assumptions and the representations and statements set forth herein, in the

Agreement (including Exhibits and Schedules) and in the documents related thereto, and the opinions may not be relied upon if any such assumptions, representations, or statements are not accurate in all material respects, and
(ii) your opinions will be subject to certain stated limitations and qualifications.

          1. Notwithstanding anything herein to the contrary, the undersigned makes no representations regarding any actions or conduct of Target pursuant to Parent's exercise of control over Target after the Merger.

          2. The undersigned recognizes that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except, as expressly set forth in such opinions.

                              Very truly yours,

                              KNOWLEDGE ADVENTURE, INC., a Delaware
                              corporation

                              By:
                                 -----------------------------------

                              Title:
                                    --------------------------------

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